EXHIBIT 99.1

Camden Property Trust Announces Second Quarter 2008 Operating Results

HOUSTON--(BUSINESS WIRE)--Camden Property Trust (NYSE:CPT) announced that its funds from operations (“FFO”) for the second quarter of 2008 totaled $0.94 per diluted share or $54.9 million, as compared to $0.92 per diluted share or $57.8 million for the same period in 2007. FFO for the six months ended June 30, 2008 totaled $1.83 per diluted share or $107.2 million, as compared to $1.81 per diluted share or $113.7 million for the same period in 2007. FFO for the three and six months ended June 30, 2008 included a $0.04 per diluted share impact from gains related to repurchase of unsecured senior notes.

Net Income (“EPS”)

The Company reported net income (“EPS”) of $17.3 million or $0.31 per diluted share for the second quarter of 2008, as compared to $42.6 million or $0.71 per diluted share for the same period in 2007. EPS for the three months ended June 30, 2008 included a $0.15 per diluted share impact from gain on sale of discontinued operations, and a $0.04 per diluted share impact from gains related to repurchase of unsecured senior notes. EPS for the three months ended June 30, 2007 included a $0.52 per diluted share impact from gain on sale of discontinued operations.

For the six months ended June 30, 2008, net income totaled $32.2 million or $0.58 per diluted share, as compared to $55.6 million or $0.93 per diluted share for the same period in 2007. EPS for the six months ended June 30, 2008 included a $0.28 per diluted share impact from gain on sale of properties including discontinued operations, and a $0.04 per diluted share impact from gains related to repurchase of unsecured senior notes. EPS for the six months ended June 30, 2007 included a $0.52 per diluted share impact from gain on sale of properties including discontinued operations.

A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

Same-Property Results

For the 42,166 apartment homes included in consolidated same-property results, second quarter 2008 same-property net operating income (“NOI”) increased 0.8% compared to the second quarter of 2007, with revenues increasing 1.6% and expenses increasing 3.0%. On a sequential basis, second quarter 2008 same-property NOI increased 1.7% compared to the first quarter of 2008, with revenues increasing 1.8% and expenses increasing 2.1% compared to the prior quarter. Same-property physical occupancy levels for the portfolio averaged 94.6% during the second quarter of 2008, compared to 94.8% in the second quarter of 2007 and 93.8% in the first quarter of 2008.

The Company defines same-property communities as communities owned and stabilized as of January 1, 2007, excluding properties held for sale and communities under redevelopment. A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

Development Activity

During the second quarter, lease-up was completed at Camden Monument Place in Fairfax, VA, a $62.7 million project that is currently 96% occupied, and Camden Plaza in Houston, TX, a $40.8 million joint venture project that is currently 93% occupied. As of June 30, 2008, Camden had five wholly-owned apartment communities which were completed and in lease-up: Camden Royal Oaks in Houston, TX, a $21.0 million project that is currently 94% leased; Camden City Centre in Houston, TX, a $51.6 million project that is currently 93% leased; Camden Potomac Yard in Arlington, VA, a $104.2 million project that is currently 63% leased; Camden Summerfield in Landover, MD, a $62.0 million project that is currently 57% leased; and Camden Orange Court in Orlando, FL, a $45.1 million project that is currently 44% leased.

The Company has five additional communities currently under construction and in lease-up: Camden Dulles Station in Oak Hill, VA, a $77.0 million project that is currently 30% leased; Camden Cedar Hills in Austin, TX, a $27.0 million project that is currently 47% leased; Camden Whispering Oaks in Houston, TX, a $30.0 million project that is currently 32% leased; Camden College Park in College Park, MD, a $139.9 million joint venture project that is currently 56% leased; and Camden Main & Jamboree in Irvine, CA, a $115.0 million joint venture project that is currently 65% leased.

Camden’s current development pipeline also includes three joint venture communities which are under construction but have not yet begun leasing. These projects comprise 807 apartment homes with a total budgeted cost of $121.8 million.

Camden’s future development pipeline currently consists of 18 potential developments comprising 5,855 apartment homes and a total estimated cost of $1.5 billion. The future pipeline represents projects in the early phase of development, for which Camden owns the land but has not yet begun construction.

Disposition Activity

During the quarter, the Company disposed of Oasis Sands, a 48-home apartment community in Las Vegas, NV and Camden Towne Village, a 188-home apartment community in Mesquite, TX for a total of $14.0 million, resulting in a gain on sale of $8.6 million. Subsequent to quarter-end, the Company completed the sales of: Camden Lakeview, a 476-home apartment community in Irving, TX; Camden Woodview, a 283-home apartment community in Austin, TX; Camden Briar Oaks, a 430-home apartment community in Austin, TX; and Camden Arbors, a 358-home apartment community in Westminster, CO. The four communities were sold for a total of $94.9 million.

Properties and Land Held for Sale

At June 30, 2008, Camden had two operating communities consisting of 834 apartment homes held for sale: Camden Lakeview, a 476-home apartment community in Irving, TX; and Camden Arbors, a 358-home apartment community in Westminster, CO. Both communities were disposed of subsequent to quarter-end.

The Company also had 4.6 acres of undeveloped land in Boca Raton, FL and Dallas, TX classified as held for sale at quarter-end.

Stock Repurchase

During the first quarter of 2008, Camden repurchased 690,400 common shares at an average price per share of $43.41, for a total of $30.0 million. No shares were repurchased during the second quarter of 2008. The Company has completed a total of $230.1 million of common share repurchases during 2007 and 2008.

Earnings Guidance

Camden’s earnings guidance for 2008 is based on its current and expected views of the apartment market and general economic conditions. Full-year 2008 FFO is expected to be $3.55 to $3.65 per diluted share, and full-year 2008 EPS is expected to be $0.72 to $0.82 per diluted share. The Company’s revised 2008 earnings guidance is based on projections of same-property revenue growth of 2.0% to 2.75%, expense growth of 4.25% to 5.25%, and NOI growth of 0.5% to 1.5%. Third quarter 2008 earnings guidance is $0.85 to $0.89 per diluted share for FFO and $0.06 to $0.10 per diluted share for EPS. Guidance for EPS excludes potential future gains on the sale of properties. Camden intends to update its earnings guidance to the market on a quarterly basis. A reconciliation of expected net income to expected FFO is included in the financial tables accompanying this press release.

Conference Call

The Company will hold a conference call on Friday, August 1, 2008 at 10:00 a.m. Central Time to review its second quarter 2008 results and discuss its outlook for future performance. To participate in the call, please dial (800) 860-2442 (domestic) or (412) 858-4600 (international) by 9:50 a.m. Central Time and request the Camden Property Trust Second Quarter 2008 Earnings Call, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden

Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 178 properties containing 62,065 apartment homes across the United States. Upon completion of eight properties under development, the Company’s portfolio will increase to 64,518 apartment homes in 186 properties. Camden was recently named to FORTUNE® Magazine’s list of the “100 Best Companies to Work For.”

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
OPERATING DATA	2008	2007	2008	2007
Property revenues
Rental revenues	$139,628	$133,798	$276,951	$265,450
Other property revenues	19,488	15,989	37,179	30,426
Total property revenues	159,116	149,787	314,130	295,876

Property expenses
Property operating and maintenance	41,464	38,293	81,852	76,338
Real estate taxes	18,237	16,892	35,919	32,722
Total property expenses	59,701	55,185	117,771	109,060

Non-property income
Fee and asset management income	2,131	2,420	4,543	4,806
Interest and other income	1,092	1,810	2,425	3,372
Income on deferred compensation plans	(639)	4,835	(9,180)	7,141
Total non-property income	2,584	9,065	(2,212)	15,319

Other expenses
Property management	5,281	4,800	10,181	9,528
Fee and asset management	1,696	811	3,421	2,431
General and administrative	8,414	7,912	16,374	15,966
Interest	33,378	29,243	66,044	57,003
Depreciation and amortization	43,983	38,905	86,288	77,627
Amortization of deferred financing costs	592	901	1,329	1,812
Expense on deferred compensation plans	(639)	4,835	(9,180)	7,141
Total other expenses	92,705	87,407	174,457	171,508

Income from continuing operations before gain on sale of properties, gains related to early retirement of debt, equity in income of joint ventures, minority interests and income taxes	9,294	16,260	19,690	30,627
Gain on sale of properties, including land	-	-	1,106	-
Gains related to early retirement of debt	2,298	-	2,298	-
Equity in income (loss) of joint ventures	(474)	484	(521)	1,219
Minority interests
Distributions on perpetual preferred units	(1,750)	(1,750)	(3,500)	(3,500)
Income allocated to common units and other minority interests	(1,126)	(1,343)	(2,395)	(2,130)
Income from continuing operations before income taxes	8,242	13,651	16,678	26,216
Income tax expense	(160)	(316)	(433)	(2,221)
Income from continuing operations	8,082	13,335	16,245	23,995
Income from discontinued operations	663	2,800	1,288	5,447
Gain on sale of discontinued operations	8,549	30,976	14,676	30,976
Income from discontinued operations allocated to common units	-	(4,519)	-	(4,789)
Net income	$17,294	$42,592	$32,209	$55,629

PER SHARE DATA
Net income - basic	$0.31	$0.72	$0.58	$0.95
Net income - diluted	0.31	0.71	0.58	0.93
Income from continuing operations - basic	0.15	0.23	0.29	0.41
Income from continuing operations - diluted	0.15	0.22	0.29	0.40

Weighted average number of common and common equivalent shares outstanding:
Basic	55,351	58,894	55,158	58,854
Diluted	56,033	59,929	55,829	59,961

PROPERTY DATA
Total operating properties (end of period) (a)	182	186	182	186
Total operating apartment homes in operating properties (end of period) (a)	63,612	64,191	63,612	64,191
Total operating apartment homes (weighted average)	51,957	53,424	51,860	53,260
Total operating apartment homes - excluding discontinued operations (weighted average)	50,919	49,375	50,750	49,091

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
FUNDS FROM OPERATIONS	2008	2007	2008	2007

Net income	$17,294	$42,592	$32,209	$55,629
Real estate depreciation and amortization from continuing operations	43,088	38,213	84,530	76,220
Real estate depreciation from discontinued operations	321	1,191	817	2,790
Adjustments for unconsolidated joint ventures	1,715	1,225	3,254	2,311
Income from continuing operations allocated to common units	1,004	1,048	2,160	1,784
Income from discontinued operations allocated to common units	-	4,519	-	4,789
(Gain) loss on sale of operating properties, net of taxes	-	-	(1,106)	1,184
(Gain) on sale of discontinued operations	(8,554)	(30,976)	(14,666)	(30,976)
Funds from operations - diluted	$54,868	$57,812	$107,198	$113,731

PER SHARE DATA
Funds from operations - diluted	$0.94	$0.92	$1.83	$1.81
Cash distributions	0.70	0.69	1.40	1.38

Weighted average number of common and common equivalent shares outstanding:
FFO - diluted	58,612	62,914	58,578	62,967

PROPERTY DATA
Total operating properties (end of period) (a)	182	186	182	186
Total operating apartment homes in operating properties (end of period) (a)	63,612	64,191	63,612	64,191
Total operating apartment homes (weighted average)	51,957	53,424	51,860	53,260
Total operating apartment homes - excluding discontinued operations (weighted average)	50,919	49,375	50,750	49,091

(a) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
	(In thousands)

(Unaudited)	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2008	2008	2007	2007	2007
ASSETS
Real estate assets, at cost
Land	$755,200	$749,664	$730,548	$714,044	$713,084
Buildings and improvements	4,474,749	4,435,787	4,316,472	4,215,662	4,144,075
	5,229,949	5,185,451	5,047,020	4,929,706	4,857,159
Accumulated depreciation	(935,640)	(907,643)	(868,074)	(827,944)	(788,318)
Net operating real estate assets	4,294,309	4,277,808	4,178,946	4,101,762	4,068,841
Properties under development, including land	333,419	358,994	446,664	488,620	454,617
Investments in joint ventures	14,773	12,526	8,466	12,243	12,722
Properties held for sale, including land	36,152	23,299	25,253	73,325	72,577
Total real estate assets	4,678,653	4,672,627	4,659,329	4,675,950	4,608,757
Accounts receivable - affiliates	36,556	36,166	35,940	36,171	35,341
Notes receivable
Affiliates	53,849	52,331	50,358	48,172	45,560
Other	8,710	8,710	11,565	11,565	11,565
Other assets, net (a)	117,599	116,010	126,996	129,810	136,524
Cash and cash equivalents	1,242	947	897	1,207	3,058
Restricted cash	4,687	5,325	5,675	5,904	20,053
Total assets	$4,901,296	$4,892,116	$4,890,760	$4,908,779	$4,860,858

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Notes payable
Unsecured	$2,400,027	$2,351,006	$2,265,319	$2,198,628	$2,065,175
Secured	539,328	559,952	562,776	565,564	566,001
Accounts payable and accrued expenses	77,441	90,779	107,403	110,643	128,892
Accrued real estate taxes	30,664	17,769	24,943	42,151	29,785
Other liabilities (b)	129,471	146,817	136,365	117,317	115,547
Distributions payable	42,965	42,942	42,689	44,180	44,982
Total liabilities	3,219,896	3,209,265	3,139,495	3,078,483	2,950,382

Commitments and contingencies

Minority interests
Perpetual preferred units	97,925	97,925	97,925	97,925	97,925
Common units	96,249	97,416	111,624	104,176	105,353
Other minority interests	8,572	8,537	10,403	10,740	10,916
Total minority interests	202,746	203,878	219,952	212,841	214,194

Shareholders' equity
Common shares of beneficial interest	660	660	654	654	654
Additional paid-in capital	2,230,119	2,227,256	2,209,631	2,207,333	2,204,525
Distributions in excess of net income	(272,294)	(250,845)	(227,025)	(269,667)	(241,711)
Employee notes receivable	(302)	(306)	(1,950)	(1,963)	(1,976)
Treasury shares, at cost	(463,574)	(463,574)	(433,874)	(318,902)	(265,210)
Other comprehensive loss (c)	(15,955)	(34,218)	(16,123)	-	-
Total shareholders' equity	1,478,654	1,478,973	1,531,313	1,617,455	1,696,282
Total liabilities and shareholders' equity	$4,901,296	$4,892,116	$4,890,760	$4,908,779	$4,860,858

(a) includes:
net deferred charges of:	$9,434	$10,287	$10,811	$10,308	$11,565
value of in place leases of:	-	$62	$258	$703	$1,091

(b) includes:
deferred revenues of:	$2,747	$2,575	$2,459	$2,738	$2,937
above/below market leases of:	-	($6)	($13)	$25	$43
distributions in excess of investments in joint ventures of:	$26,022	$25,065	$23,653	$20,867	$19,549
fair value adjustment of derivative instrument:	$15,955	$34,218	$16,123	-	-

(c) Represents the fair value adjustment of the derivative instrument.

CAMDEN	NON-GAAP FINANCIAL MEASURES
	DEFINITIONS & RECONCILIATIONS
	(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income	$17,294	$42,592	$32,209	$55,629
Real estate depreciation and amortization from continuing operations	43,088	38,213	84,530	76,220
Real estate depreciation from discontinued operations	321	1,191	817	2,790
Adjustments for unconsolidated joint ventures	1,715	1,225	3,254	2,311
Income from continuing operations allocated to common units	1,004	1,048	2,160	1,784
Income from discontinued operations allocated to common units	-	4,519	-	4,789
(Gain) loss on sale of operating properties, net of taxes	-	-	(1,106)	1,184
(Gain) on sale of discontinued operations	(8,554)	(30,976)	(14,666)	(30,976)
Funds from operations - diluted	$54,868	$57,812	$107,198	$113,731

Weighted average number of common and common equivalent shares outstanding:
EPS diluted	56,033	59,929	55,829	59,961
FFO diluted	58,612	62,914	58,578	62,967

Net income per common share - diluted	$0.31	$0.71	$0.58	$0.93
FFO per common share - diluted	$0.94	$0.92	$1.83	$1.81

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income (EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:

	3Q08 Range		2008 Range
	Low	High	Low	High

Expected net income per share - diluted	$0.06	$0.10	$0.72	$0.82
Expected difference between EPS and fully diluted FFO shares	(0.01)	(0.01)	(0.03)	(0.03)
Expected real estate depreciation	0.74	0.74	2.94	2.94
Expected adjustments for unconsolidated joint ventures	0.03	0.03	0.12	0.12
Expected income allocated to common units	0.03	0.03	0.08	0.08
Expected (gain) on sale of properties and properties held for sale	0.00	0.00	(0.28)	(0.28)
Expected FFO per share - diluted	$0.85	$0.89	$3.55	$3.65

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements on page 1 of this document.

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income	$17,294	$42,592	$32,209	$55,629
Fee and asset management income	(2,131)	(2,420)	(4,543)	(4,806)
Interest and other income	(1,092)	(1,810)	(2,425)	(3,372)
Income on deferred compensation plans	639	(4,835)	9,180	(7,141)
Property management expense	5,281	4,800	10,181	9,528
Fee and asset management expense	1,696	811	3,421	2,431
General and administrative expense	8,414	7,912	16,374	15,966
Interest expense	33,378	29,243	66,044	57,003
Depreciation and amortization	43,983	38,905	86,288	77,627
Amortization of deferred financing costs	592	901	1,329	1,812
Expense on deferred compensation plans	(639)	4,835	(9,180)	7,141
(Gain) loss on sale of properties, including land	-	-	(1,106)	-
Gains related to early retirement of debt	(2,298)	-	(2,298)	-
Equity in income (loss) of joint ventures	474	(484)	521	(1,219)
Distributions on perpetual preferred units	1,750	1,750	3,500	3,500
Income allocated to common units and other minority interests	1,126	1,343	2,395	2,130
Income tax expense	160	316	433	2,221
Income from discontinued operations	(663)	(2,800)	(1,288)	(5,447)
Gain on sale of discontinued operations	(8,549)	(30,976)	(14,676)	(30,976)
Income from discontinued operations allocated to common units	-	4,519	-	4,789
Net Operating Income (NOI)	$99,415	$94,602	$196,359	$186,816

"Same Property" Communities	$81,246	$80,579	$161,150	$159,483
Non-"Same Property" Communities	9,634	7,109	19,327	13,506
Development and Lease-Up Communities	726	(23)	1,004	(114)
Redevelopment Communities	6,925	6,301	13,351	12,794
Dispositions / Other	884	636	1,527	1,147
Net Operating Income (NOI)	$99,415	$94,602	$196,359	$186,816

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in income of joint ventures, gain on sale of real estate assets, and income allocated to minority interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to EBITDA is provided below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income	$17,294	$42,592	$32,209	$55,629
Interest expense	33,463	29,398	66,239	57,306
Amortization of deferred financing costs	592	901	1,329	1,812
Depreciation and amortization	43,983	38,905	86,288	77,627
Distributions on perpetual preferred units	1,750	1,750	3,500	3,500
Income allocated to common units and other minority interests	1,126	1,343	2,395	2,130
Income tax expense	160	316	433	2,221
Real estate depreciation and amortization from discontinued operations	325	1,196	826	2,800
(Gain) loss on sale of properties, including land	-	-	(1,106)	-
Gains related to early retirement of debt	(2,298)	-	(2,298)	-
Equity in income(loss) of joint ventures	474	(484)	521	(1,219)
Gain on sale of discontinued operations	(8,549)	(30,976)	(14,676)	(30,976)
Income from discontinued operations allocated to common units	-	4,519	-	4,789
EBITDA	$88,320	$89,460	$175,660	$175,619

CONTACT:
Camden Property Trust, Houston
Kim Callahan, 713-354-2549